Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

EpicQuest Education Group International Limited:

We hereby consent to the incorporation by reference in this Registration Statement (to be filed on June 2, 2026) on Form F-3 with the U.S. Securities and Exchange Commission of EpicQuest Education Group International Limited and its subsidiaries (the “Company”) of our report dated January 28, 2026, relating to our audits of the consolidated financial statements as of September 30, 2025, and 2024, and for each of the three years in the three-year period ended September 30, 2025, which appears in the Company’s Annual Report on Form 20-F for the year ended September 30, 2025. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

June 2, 2026

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us